CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


EcoTyre Technologies, Inc.
Holtsville, New York

     We hereby consent to the incorporation by reference in this Registration Statement of our report dated May 24, 1996, relating to the financial statements of EcoTyre Technologies, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1996.

                                   /s/ BDO Seidman, LLP

                                   BDO SEIDMAN, LLP

Mitchel Field, New York

May 8, 1997